Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference herein of our report dated January 15, 2024 of Latam Logistic Properties, S.A contained in Registration Statement on Form F-4 (File No. 333-275972). We also consent to the reference to us under the heading “Auditors” and “Statement by Experts” herein.

/s/ Deloitte & Touche, S.A.

San Jose, Costa Rica
March 29, 2024